Exhibit 99.4

Bear Stearns Asset Backed Securities Trust

Mortgage Pass-Through Certificates Series 2003-ABF1
Aggregate Statement of Principal and Interest Distributions to Certificateholders
for January 2003 to December 2003
Class Principal Interest Ending Principal Balance

R-1 0.00 1,513,962.85 270,501,404.00

R-2 0.00 0.00 270,501,404.00

A 17,654,724.98 858,252.70 225,837,275.02

A-IO 0.00 759,879.03 76,201,400.00

M 0.00 261,161.89 44,664,000.00

P 0.00 311,852.57 100.00

R-3 100.00 2,827,732.45 0.00

X 0.00 0.00 28.98